UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 5, 2012

Southside Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 S. Beckham, Tyler, Texas	75701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (903) 531-7111

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230-425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 5, 2012, Mr. B. G. Hartley, the Chairman of the Board and Chief Executive Officer of Southside Bancshares, Inc. (the “Company”), retired from serving as Chief Executive Officer of the Company.  Mr. Hartley also retired from serving as Chief Executive Officer of the Company’s subsidiary Southside Bank, having served in that position for 51 years.  He will continue as a non-employee Chairman of the Board of Directors of the Company (the “Board”) and the Company’s subsidiary Southside Bank.  Mr. Hartley will receive $300,000 annually for serving in such role.  Mr. Hartley did not previously receive any separate compensation for serving on the Board during his tenure as an executive of the Company.

On January 5, 2012, the Board also elected Mr. Sam Dawson, the President, Secretary and a Director of the Company, to also serve as Chief Executive Officer.  Mr. Dawson was also appointed by the board of directors of Southside Bank to serve as Chief Executive Officer of Southside Bank, for which he was already serving as President, Chief Operating Officer and a Director.  No changes in Mr. Dawson’s compensation have been made at this time.

Mr. Dawson, 64, has served as President and Secretary of the Company since 1998.  He joined Southside Bank in 1974.  Mr. Dawson is a director of East Texas Medical Center (“ETMC”) Hospital, Cancer Institute and ETMC Rehabilitation Hospital and serves on the board of directors of the Tyler Junior College Foundation.  Mr. Dawson has over 35 years of banking experience and has served on the Company’s Board since 1997.

There are no transactions to which the Company is a party and in which Mr. Dawson has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.  The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press release dated January 5, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: January 5, 2012	By:	/s/ Lee R. Gibson
Lee R. Gibson
Senior Executive Vice President and Chief Financial Officer